As filed with the Securities and Exchange Commission on September 20, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MACY’S, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7 West Seventh Street Cincinnati, Ohio 45202 (Address of Principal Executive Offices, Including Zip Code)	13-3324058 (I.R.S. Employer Identification Number)

Macy’s, Inc.  401(k) RETIREMENT Investment Plan

(Full Title of the Plan)

Dennis J. Broderick, Esq.
Executive Vice President, General Counsel

Macy’s, Inc.
7 West Seventh Street
Cincinnati, Ohio  45202
(513) 579-7000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

X   Large accelerated filer                                                                                                                      __  Accelerated filer

__  Non-accelerated filer (Do not check if a smaller reporting company)                                    __  Smaller reporting company

                                                                                                            CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	10,000,000 shares	$35.325	$353,250,000	$35,573

(1)  Represents the maximum number of shares of common stock, par value $0.01 per share (“Common Stock”), of Macy’s, Inc. issuable pursuant to the Macy’s, Inc. 401(k) Retirement Investment Plan (the “Plan”) being registered hereon.

(2)  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares that may become issuable under the anti-dilution provisions of the Plan.  In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(3)  Estimated solely for calculating the amount of the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act on the basis of $35.325 per share, which was the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange - Composite Tape on September 14, 2016, a date within five (5) business days prior to filing.

Explanatory Note

Macy’s, Inc., a Delaware corporation (“Macy’s” or the “Company”), hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register additional securities of the same class as other securities for which a previously filed registration statement on Form S-8 relating to the Plan (formerly known as the Macy’s, Inc. Profit Sharing 401(k) Investment Plan) is effective.

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-153719) filed by the Company on September 29, 2008 with respect to the Plan, the Registration Statement on Form S-8 (Registration No. 333-133080) filed by the Company on April 7, 2006 with respect to the Plan and the Registration Statement on Form S-8 (Registration No. 333-104017) filed by the Company on March 25, 2003 with respect to the Plan, including all attachments and exhibits thereto, with the exception of Items 3, 6, 8 and 9 of Part II of such prior registration statements, each of which is amended and restated in its entirety herein.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which the Company or the Plan has filed with the Commission, are incorporated by reference into this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016 (Commission File No. 001-13536);

(b)	the Plan’s Annual Report on Form 11-K for the year ended December 31, 2015 (Commission File No. 001-13536);

(c)	the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended April 30, 2016 and July 30, 2016 (Commission File No. 001-13536);

(d)

the Company’s Current Reports on Form 8-K (Commission File No. 001-13536) filed with the Commission on March 3, 2016; March 22, 2016; May 11, 2016 (only with respect to the Current Report reporting Items 1.01 and 9.01); May 24, 2016; and June 23, 2016; and

(e)

the description of the Common Stock contained in a Registration Statement on Form 8-A (Commission File No. 001-13536), filed with the Commission on December 12, 1994 and any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, which is applicable to the Company, provides, in general, that each director and officer of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer, if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she has been adjudged to be liable to the corporation unless a court determines otherwise.  The Company’s certificate of incorporation and by-laws provide for the indemnification of the Company’s directors and officers to the fullest extent permitted by applicable law.

Item 8. Exhibits.

4.1

Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Commission File No. 001-13536) filed on May 18, 2010)

4.2

Article Seventh of the Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Commission File No. 001-13536) filed on May 24, 2011)

4.3	Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Commission File No. 001-13536) filed on March 3, 2016)

4.4 4.5 4.6 4.7 4.8 4.9

Macy’s, Inc. 401(k) Retirement Investment Plan (incorporated herein by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K (Commission File No. 001-13536) for the fiscal year ended February 1, 2014)

First Amendment to Macy’s, Inc. 401(k) Retirement Investment Plan (incorporated herein by reference to Exhibit 10.21.1 to the Company’s Annual Report on Form 10-K (Commission File No. 001-13536) for the fiscal year ended January 31, 2015)

Second Amendment to Macy’s, Inc. 401(k) Retirement Investment Plan (incorporated herein by reference to Exhibit 10.21.2 to the Company’s Annual Report on Form 10-K (Commission File No. 001-13536) for the fiscal year ended January 31, 2015)

Third Amendment to Macy’s, Inc. 401(k) Retirement Investment Plan (incorporated herein by reference to Exhibit 10.21.3 to the Company’s Annual Report on Form 10-K (Commission File No. 001-13536) for the fiscal year ended January 31, 2015)

Fourth Amendment to Macy’s, Inc. 401(k) Retirement Investment Plan (incorporated herein by reference to Exhibit 10.17.4 to the Company’s Annual Report on Form 10-K (Commission File No. 001-13536) for the fiscal year ended January 30, 2016)

Fifth Amendment to Macy’s, Inc. 401(k) Retirement Investment Plan (incorporated herein by reference to Exhibit 10.17.5 to the Company’s Annual Report on Form 10-K (Commission File No. 001-13536) for the fiscal year ended January 30, 2016)

5.1	Opinion of Counsel

23.1	Consents of KPMG LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Powers of Attorney

The Company will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

Item 9. Undertakings.

A.	The Company hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on September 20, 2016.

MACY’S, INC.

By: /s/ Dennis J. Broderick
Dennis J. Broderick
Executive Vice President, General Counsel

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated as of the 20th day of September, 2016.

Signature	Title

* Terry L. Lundgren	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)

* Karen M. Hoguet	Chief Financial Officer (principal financial officer)

* Felicia Williams * Francis Blake	Executive Vice President, Controller and Enterprise Risk (principal accounting officer) Director

* Stephen F. Bollenbach * John A. Bryant	Director Director

* Deirdre P. Connelly	Director
* Jeffrey Gennette	President and Director
* Leslie D. Hale	Director

* William H. Lenehan	Director
* Sara Levinson	Director

* Joyce M. Roché	Director

* Paul C. Varga	Director

* Craig E. Weatherup	Director

* Marna C. Whittington * Annie Young-Scrivner	Director Director
* The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to Powers of Attorney executed by the above-named persons.

By: /s/ Dennis J. Broderick
Dennis J. Broderick,
Attorney-in-Fact

Macy’s, Inc. 401(k) Retirement Investment Plan.  Pursuant to the requirements of the Securities Act, the Plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on September 20, 2016.

MACY’S, INC. 401(k) RETIREMENT INVESTMENT PLAN

By: /s/ Dennis J. Broderick
Dennis J. Broderick
Executive Vice President, General Counsel, Macy’s, Inc.

 INDEX TO EXHIBITS

Exhibit No.	Exhibit

4.1

Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Commission File No. 001-13536) filed on May 18, 2010)

4.2

Article Seventh of the Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Commission File No. 001-13536) filed on May 24, 2011)

4.3	Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Commission File No. 001-13536) filed on March 3, 2016)

4.4 4.5 4.6 4.7 4.8 4.9

Macy’s, Inc. 401(k) Retirement Investment Plan (incorporated herein by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K (Commission File No. 001-13536) for the fiscal year ended February 1, 2014)

First Amendment to Macy’s, Inc. 401(k) Retirement Investment Plan (incorporated herein by reference to Exhibit 10.21.1 to the Company’s Annual Report on Form 10-K (Commission File No. 001-13536) for the fiscal year ended January 31, 2015)

Second Amendment to Macy’s, Inc. 401(k) Retirement Investment Plan (incorporated herein by reference to Exhibit 10.21.2 to the Company’s Annual Report on Form 10-K (Commission File No. 001-13536) for the fiscal year ended January 31, 2015)

Third Amendment to Macy’s, Inc. 401(k) Retirement Investment Plan (incorporated herein by reference to Exhibit 10.21.3 to the Company’s Annual Report on Form 10-K (Commission File No. 001-13536) for the fiscal year ended January 31, 2015)

Fourth Amendment to Macy’s, Inc. 401(k) Retirement Investment Plan (incorporated herein by reference to Exhibit 10.17.4 to the Company’s Annual Report on Form 10-K (Commission File No. 001-13536) for the fiscal year ended January 30, 2016)

Fifth Amendment to Macy’s, Inc. 401(k) Retirement Investment Plan (incorporated herein by reference to Exhibit 10.17.5 to the Company’s Annual Report on Form 10-K (Commission File No. 001-13536) for the fiscal year ended January 30, 2016)

5.1	Opinion of Counsel

23.1	Consents of KPMG LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Powers of Attorney

                                                                                                                                               Exhibit 5.1

                                                                    [Letterhead of Dennis J. Broderick]

September 20, 2016

Macy’s, Inc.

7 West Seventh Street

Cincinnati, OH  45202

Re:  Registration Statement on Form S-8 Filed by Macy’s, Inc.

Ladies and Gentlemen:

In my capacity as General Counsel of Macy’s, Inc., a Delaware corporation (the “Company”), I have acted as counsel for the Company in connection with the registration of 10,000,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company that may be issued or delivered and sold pursuant to the Macy’s, Inc. 401(k) Retirement Investment Plan (the “Plan”). In connection with the opinion expressed herein, I have examined such documents, records and matters of law as I have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, I am of the opinion that the Shares, when issued or delivered and sold in accordance with the Plan, against payment of the consideration therefor as provided in the Plan, will be validly issued, fully paid and nonassessable, provided that the consideration for the Shares is at least equal to the stated par value thereof.

In rendering this opinion, I have assumed (i) the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies, and (ii) that the signatures on all documents examined by me are genuine and that, where any such signature purports to have been made in a corporate, governmental, fiduciary or other capacity (other than on behalf of the Company), the person who affixed such signature to such document had authority to do so.

I am a member of the bar of the State of Ohio and have not been admitted to the bar of any other jurisdiction.  The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and I express no opinion as to the effects of the laws of any other jurisdiction on the opinion expressed herein.  In addition, I have assumed that the resolutions authorizing the Company to issue or deliver and sell the Shares pursuant to the Plan will be in full force and effect at all times at which the Shares are issued or delivered and sold by the Company, and that the Company will take no action inconsistent with such resolutions.  In rendering the opinion expressed herein I have relied, as to certain matters of fact, without any independent investigation, inquiry or verification, upon statements or certificates of representatives of the Company and upon statements or certificates of public officials.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect the registration of the Shares under the Securities Act of 1933 (the “Act”).  In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Dennis J. Broderick

Dennis J. Broderick

Executive Vice President, General Counsel

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Macy’s, Inc.:

We consent to the use of our report dated March 30, 2016 with respect to the consolidated balance sheets of Macy’s, Inc. and subsidiaries as of January 30, 2016 and January 31, 2015, and the related consolidated statements of income, comprehensive income, cash flows, and changes in shareholders’ equity for each of the years in the three-year period ended January 30, 2016, and the effectiveness of internal control over financial reporting as of January 30, 2016, incorporated by reference in the registration statement.

/s/ KPMG LLP

Cincinnati, Ohio
September 16, 2016

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Macy’s, Inc.:

We consent to the use of our report dated June 24, 2016 with respect to the statements of net assets available for benefits of the Macy’s, Inc. 401(k) Retirement Investment Plan as of December 31, 2015 and 2014, and the related statements of changes in net assets available for benefits for the years then ended, and the supplemental schedule of Form 5500, Schedule H, line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2015, incorporated by reference in the registration statement.

/s/ KPMG LLP

Cincinnati, Ohio
September 16, 2016

Exhibit 24.1

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of MACY’S, INC., a Delaware corporation (the “Company”), does hereby constitute and appoint DENNIS J. BRODERICK, ANN MUNSON STEINES, and MARY E. TALBOTT, or any of them, their true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 relating to the Macy’s, Inc. 401(k) RETIREMENT INVESTMENT PLAN, including specifically but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned, in his or her capacity as a director and/or officer of the Company, any such Form S-8 and any and all amendments and supplements thereto and any other instruments or documents filed as a part of or in connection therewith, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents or any of them, may do or cause to be done by virtue hereof.

                IN WITNESS WHEREOF, each of the undersigned has subscribed these presents as of the 26th day of August, 2016.

/s/ Francis S. Blake Francis S. Blake	/s/ Stephen F. Bollenbach Stephen F. Bollenbach	/s/John A. Bryant John A. Bryant

/s/ Deirdre P. Connelly
Deirdre P. Connelly

/s/ Karen M. Hoguet
Karen M. Hoguet

/s/ Terry J. Lundgren
Terry J. Lundgren

/s/ Craig E. Weatherup
Craig E. Weatherup

/s/ Annie Young-Scrivner
Annie Young-Scrivner

	/s/ Jeffrey Gennette Jeffrey Gennette /s/ William H. Lenehan William H. Lenehan /s/ Joyce M. Roché Joyce M. Roché /s/ Marna C. Whittington Marna C. Whittington	/s/ Leslie D. Hale Leslie D. Hale /s/ Sara Levinson Sara Levinson /s/ Paul C. Varga Paul C. Varga /s/ Felicia Williams Felicia Williams